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                                                                   EXHIBIT 10.41

                             THROUGHPUT AGREEMENT
                             --------------------


  THIS THROUGHPUT AGREEMENT (the "Agreement") dated October 29, 1999 between ARCO Pipe Line Company, a Delaware corporation ("Carrier"), and Vastar Resources, Inc., a Delaware corporation ("Shipper"). Carrier and Shipper may hereinafter be singularly referred to as "Party" and collectively referred to as "Parties".

                                 WITNESSETH  THAT:

  In consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby expressly acknowledge, the Parties agree as follows:

  1.  TERM.  This Agreement shall become effective November 1, 1999 (the
      ----
"Effective Date") and shall continue for an initial term of five (5) consecutive years thereafter (the "Term"). Each calendar year during the Term shall be hereinafter referred to as an "Annual Period".

  2.  THROUGHPUT OBLIGATION.  The transportation performed by Carrier for
      ---------------------
Shipper hereunder shall be at the rates set forth herein and shall otherwise be subject to the rules and regulations in Carrier's applicable tariffs in effect during the Term of this Agreement (which tariffs are incorporated herein by reference for all purposes). If there is a conflict between the terms of this Agreement and the terms of Carrier's published tariffs, the terms of this Agreement shall be deemed controlling.

During the Term commencing November 1, 1999, Shipper shall tender and deliver to Carrier one hundred percent (100%) of Shipper's equity Crude plus any third party Crude controlled by the Shipper. The amount of Crude tendered by Shipper to Carrier for transportation during each Annual Term shall hereinafter be referred to as the "Throughput Obligation". Carrier agrees to transport the volumes of Crude represented by the Throughput Obligation from Vastar Resources, Inc.'s South Pass Platforms to Equilon Pipeline Company's Facilities, Main Pass Block 69, Plaquemines Parish, Louisiana (the "Qualifying Movement"). Carrier shall charge Shipper Forty-two Cents ($0.42) for each barrel of Crude transported hereunder during the period from the Effective Date through and including December 31, 1999. Carrier shall charge Shipper Thirty-four Cents ($0.34) for each barrel of Crude transported hereunder during the period commencing January 1, 2000 and continuing thereafter for the remainder of the Term.
  The Parties acknowledge and agree that the third party Crude potentially controlled by the Shipper, comprised of Apache and Ocean Energy production in the South Pass area, is an important component of this Agreement as is Shipper's SP 60 area production. Shipper covenants and agrees to use its reasonable efforts to maintain and preserve its relationship and business arrangements with Apache and Ocean Energy and companies marketing their production in order that Apache/Ocean's Crude production from the South Pass area remain on Carrier's pipeline

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destined to Main Pass Block 69.

  3.  DEFICIENCY PAYMENTS. Subject to Section 4 hereof, if, for any reason,
      -------------------
Shipper fails to fully perform its Throughput Obligation (as such Throughput Obligations may be reduced in accordance with Section 2 above), Shipper shall pay Carrier a Deficiency Payment (in cash) in an amount equal to the applicable rate multiplied times the difference between: (a) the Throughput Obligation (as applicable); and (b) the volume of Crude actually transported for Shipper on the Qualifying Movement during such the Annual Term when the deficiency occurred. This deficiency payment, if any, shall be made to Carrier not later than thirty
(30) days following Shipper's receipt of Carrier's invoice.

  Shipper shall also pay interest at the lower of: (i) the maximum lawful interest rate; or (ii) the rate equivalent to One Hundred Ten Percent (110%) of the prime rate (as announced from time to time by Citibank N.A. of New York, New York on 90-day loans to substantial and responsible commercial borrowers) on all amounts due and payable by Shipper hereunder which are not paid when due, such interest calculated from the due date of such payment until payment thereof.

  4.  INTERRUPTION OF SERVICE.  Shipper shall be excused from performance of any
      -----------------------
Throughput Obligation to the extent caused by failure of pipeline facilities to operate or the non-availability of space in pipeline facilities; provided however, at Carrier's option, the Term shall be extended for a like period.

  5.  FORCE MAJEURE.  Neither Party shall be liable for discoloration,
      --------------
contamination, damage to or destruction of the Crude or property, and neither Party shall be liable for any delay or nonperformance of its obligations under this Agreement when any of the foregoing is caused in whole or in part by any act of God or the public enemy or by labor troubles, strikes, lockouts, non-availability of labor, riots, fires, storms, lightning, floods, hurricanes, washouts, tornadoes, explosions, breakdown or failure of or accident to storage tanks, docks, pipelines, machinery or equipment, transportation embargoes or congestions, governmental embargoes or interventions, failure or delay of manufacturers or person from whom the Party is obtaining Crude, machinery, equipment, materials or supplies to deliver the same or from any law, proclamation, regulation (including environmental protection regulations) or order of any government, governmental agency or court having or claiming to have jurisdiction over any part of facilities of either Party, or affiliates of either Party, cancellation or withdrawal of permits by government, governmental agencies or any other cause beyond the Party's reasonable control, whether such other causes be of the class herein specifically provided for or not and whether the cause is or is not existing on the date of this Agreement; provided,
                                                               ---------
however, at the  option of the Party not claiming force majeure, the term of
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this Agreement may be extended for a like period of time.

  6.  LIABILITY AND DAMAGES.  (a)  EXCEPT AS EXPRESSLY PROVIDED HEREIN, THERE
      ----------------------
ARE NO GUARANTEES OR WARRANTIES OR REPRESENTATIONS OF THE PARTIES OF ANY KIND, EXPRESS OR IMPLIED,

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INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR
A PARTICULAR PURPOSE, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE.

  (b) Neither Party shall be liable to the other Party for loss or damage related to or arising from special or consequential damages, no matter how or by whom such loss or damage shall have occurred or been caused.

  7.  RATE. The rate for the Qualifying Movement shall be Forty-two Cents
      ----
($0.42) per barrel for the period from November 1, 1999 until December 31, 1999. The rate for the Qualifying Movement shall be Thirty-four Cents ($0.34) per barrel for the period January 1, 2000 until October 31, 2004. Shipper acknowledges and agrees that such rates are just and reasonable. If these rates are ever determined by a judicial or regulatory authority to be inconsistent with a lawful rate, the tariff rates shall be changed to the highest lawful rate such judicial or regulatory authority shall permit; however, Shipper shall in no event pay any higher than Forty-two Cents ($0.42) per barrel for Qualifying Movements of the Throughput Obligation for the period November 1, 1999 through December 31, 1999, nor shall Shipper in any event pay any higher than Thirty-four Cents ($0.34) per barrel for Qualifying Movements of the Throughput Obligation for the period January 1, 2000 through October 31, 2004.
   Should the volumes tendered to Carrier for transportation exceed the capacity of the pipeline facilities, Carrier will prorate such volumes.

  8   COMPLIANCE.  Carrier shall comply, at its own cost and expense, with all
      ----------
applicable laws, rules and regulations of any federal, state or local governmental agencies having jurisdiction over the pipeline facilities.

  9.  RIGHT OF FIRST REFUSAL.  If, during the Term, Carrier decides to sell to
      ----------------------
an unrelated third party all or any portion of the pipeline system on which the Qualifying Movement is made, Carrier shall notify Shipper of the terms of the offer for such purchase (including a copy of the proposed Sales Agreement, if available), and Shipper shall have the right of first refusal to purchase the pipeline system on the same terms as such offer, provided Shipper notifies Carrier of its intent to do so within thirty (30) days after Carrier first notifies Shipper of such offer.

  10. ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
      ----------------
between Carrier and Shipper and supersedes any prior written or oral agreements or contemporaneous communications with respect to this subject matter, including the Throughput Agreement dated April 4, 1994. The terms of this Amendment may only be amended by a separate instrument executed by the Parties hereto.

  11.  NOTICES.  Notices and other communications provided for herein shall be
       -------
in writing (which shall include notice by telex or facsimile machine with answer back capability) and shall be delivered or mailed (or if by telex, graphic scanning or other facsimile communications equipment of the sending Party hereto, delivered by such equipment), addressed as follows:

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                    If to Carrier:

                    ARCO Pipe Line Company
                    15600 John F. Kennedy Boulevard, Suite 300
                    Houston, Texas 77032
                    Fax No.:  (281) 986-5486
                    Attention:  Ted Vacek, Business Development Consultant

               If to Shipper:

                    Vastar Resources, Inc.
                    15375 Memorial Drive
                    Houston, Texas 77079
                    Fax No.:  (713) 584-6515
                    Attention:  D. L. Stover, Area Manager, Offshore Gulf of
                                 Mexico

or to such other address as a Party may from time to time designate in writing in accordance with this section. All notices and other communications given to any Party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     12.  GOVERNING LAWS.  THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF
          --------------
THIS AGREEMENT AND THE RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE STATE OF TEXAS WITHOUT REGARD TO THE APPLICATION OF CONFLICT OF LAWS PRINCIPLES.

     13.  CHANGE OF CONTROL.  In the event of the acquisition of the majority of
          -----------------
the issued and outstanding shares of either Party by a third party, the Parties acknowledge and agree that the terms and conditions of this Agreement shall remain in full force and effect and shall be fully binding upon the respective successor(s)-in-interest of the Party (-ies).

     14.  ASSIGNMENT.
          -----------

     A. Carrier may, without the consent of Shipper, assign all or a part of its rights and/or obligations under this Agreement: (i) as collateral security for a loan or loans for funds, or (ii) to a parent, subsidiary or related entity of Carrier but the performance obligations under this Agreement of Carrier to Shipper shall remain the responsibility of Carrier; otherwise, this Agreement may not be assigned by Carrier without the prior written consent of Shipper, which consent shall not be unreasonably withheld by Shipper.

     B. Shipper may, without the consent of Carrier, assign all or a part of its rights and obligations under this Agreement to a parent, subsidiary or related entity of Shipper; otherwise, Shipper may assign its right under this Agreement to a third party only with the prior written consent of Carrier, which consent shall not be unreasonably withheld by Carrier.

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     C.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon its successors and permitted assigns of the Parties hereto. In the event of any assignment by either Party hereto (whether with or without the consent of the non-assigning Party) the assigning Party shall remain permanently liable to the other Party for all obligations now contained herein regardless of whether such obligations were part of or covered by the assignment.

     15.  SECTION AND PARAGRAPH HEADINGS.  The section and paragraph headings of
          ------------------------------
this Agreement are inserted for convenience only and are in no way to be construed as part of this Agreement or as a limitation or enlargement of the scope or meaning of the particular sections or paragraphs to which they refer and shall not affect the interpretation of any provisions of this Agreement.

     16.  SEVERABILITY.  If any provisions of this Agreement shall be invalid or
          ------------
unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by the law.

     17.  WAIVER.  The waiver by or the failure of either Party to take action
          ------
with respect to any breach of any term, covenant or condition of this Agreement shall not be deemed to constitute a waiver of such term, covenant or condition on any subsequent breach of the term, covenant or condition. The subsequent acceptance of payments by Carrier under this Agreement shall not be deemed a waiver of any preceding breach of any term, covenant or condition of this Agreement other than the failure by Shipper to pay the particular payment.

     18.  DUPLICATE ORIGINALS.  This Agreement is executed in duplicate
          -------------------
originals, with one original to be retained by each Party, but which together shall constitute a single Agreement

     19.  ARBITRATION.  Any controversy, dispute, or claim of whatever nature
          ------------
rising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort, or statute, shall be settled, at the request of either Party, by final and binding arbitration conducted at a location determined by the arbitrator(s) in Houston, Harris County, Texas, administered by and in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal court having jurisdiction.

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          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.
                                                             -------------------
                                                             Approved as to Form
                                                             -------------------
                                                                      JAF
                                                             -------------------
                                                               Legal Department
                                                             -------------------

Attest:                                  ARCO Pipe Line Company



/s/ Ted Vacek    13/OCT/99               By /s/ Larry Shakley
--------------------------------------     --------------------------------
Name: Ted Vacek                          Name: Larry Shakley
Title: Business Development Consultant   Title: PRESIDENT

                                         - Carrier


Attest:                                  Vastar Resources, Inc.



/s/ Patrick L. McKern                    By /s/ Clay Bretches
--------------------------------------     ----------------------------------
Name: PATRICK L. MCKERN                  Name:  Clay Bretches
Title: DIR OFFSHORE CRUDE MARKETING      Title: Crude Oil Marketing Manager

                                         - Shipper

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